Exhibit 99.1

January 28, 2015

Liberty Media Corporation Announces Fourth Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Corporation’s (Nasdaq: LMCA, LMCB, LMCK)  President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the fourth quarter of 2014 on Wednesday,  February 25th, at 4:30 p.m. (E.S.T.). During the call, Mr. Maffei will discuss the company's financial performance and outlook, as well as other forward looking matters.

Please call Premier Global Services at (800) 211-3767 or (719)  234-0008 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

Replays of the conference call can be accessed through 6:30 p.m. (E.S.T.) on Wednesday,  March 4th, by dialing (888)  203-1112 or (719)  457-0820 plus the passcode 3959610.

In addition, the fourth quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast. Links to the press release and replays of the call will also be available on Liberty’s website. The conference call and related materials will be archived on the website for one year.

About Liberty Media Corporation

Liberty Media Corporation (Nasdaq: LMCA, LMCB, LMCK) operates and owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM and Atlanta National League Baseball Club, Inc., its interest in Live Nation Entertainment, and minority equity investments in Time Warner Inc. and Viacom.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Media Corporation